MASTER TRUST INDENTURE

HI SPEED RAIL FACILITIES, INC.

TO

HSRF TRUST, AS TRUSTEE

Relating to

$20,000,000,000

HI SPEED RAIL FACILITIES, INC. Revenue Bonds

SERIES 2012

AMERI METRO, INC.

Developer

ING INVESTMENT MANAGEMENT CO.

AS ASSET MANAGER

Dated as of __________, 2012